EXHIBIT 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2)  [___]

Computershare Trust Company, National Association

(Exact name of trustee as specified in its charter)

National Banking Association	04-3401714
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

250 Royall Street, Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

Robert Major, Trust Officer

8742 Lucent Boulevard, Suite 225

Highlands Ranch, CO  80129

(781) 856-7020

(Name, address and telephone number of agent for services)

TRANSOCEAN LTD.

TRANSOCEAN INC.

(Exact name of each obligor as specified in its charter)

Transocean Ltd.	Transocean Inc.
Switzerland	Cayman Islands
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)
1381	6719
(Primary Standard Industrial Classification Code Number)	(Primary Standard Industrial Classification Code Number)
98-0599916	66-0582307
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
Turmstrasse 30 6312 Steinhausen Switzerland +41 (22) 930-9000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	70 Harbour Drive Grand Cayman, Cayman Islands KY1-1003 +1 (345) 745-4500 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

0.5% Exchangeable Senior Bonds due 2023

Guarantee of 0.5% Exchangeable Senior Bonds due 2023

 (Title of the indenture securities)

Item 1.            General Information.  Furnish the following information as to the trustee:

(a)        Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

340 Madison Avenue, 4th Floor

New York, NY  10017-2613

(b)        Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.            Affiliations with the obligor.  If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Item 16.          List of exhibits.  List below all exhibits filed as a part of this statement of eligibility.

1.         A copy of the articles of association of the trustee. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-179383)

2.         A copy of the certificate of authority of the trustee to commence business.  (See Exhibit 2 to Form T-1 filed with Registration Statement No. 333-179383)

3.         See exhibits 1 and 2.

4.         A copy of the existing bylaws of the trustee, as now in effect.  (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-179383)

6.         The consent of the Trustee required by Section 321(b) of the Act.

7.         A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Highlands Ranch, and State of Colorado, on the 1st day of February, 2018.

Computershare Trust Company, National Association

By:	/s/Robert Major
Robert Major
Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Transocean Inc.’s and Transocean Ltd.’s debt securities, Computershare Trust Company, National Association hereby consents that reports of examinations by federal, state, territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Robert Major
Robert Major
Vice President

Columbus, Ohio
February 1, 2018

EXHIBIT 7

Consolidated Report of Condition of

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

250 Royall Street, Canton, MA 02021
at the close of business December 31, 2016.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:	
Noninterest-bearing balances and currency and coin	-0-
Interest-bearing balances	-0-
Securities:	
Held-to-maturity securities	-0-
Available-for-sale securities	21,794
Federal funds sold and securities purchased under agreements to resell:	
Federal funds sold in domestic offices	-0-
Securities purchased under agreements to resell	-0-
Loans and lease financing receivables:	
Loans and leases held for sale	-0-
Loans and leases, net of unearned income	-0-
LESS: Allowance for loan and lease losses	-0-
Loans and leases, net of unearned income and allowance	-0-
Trading assets	-0-
Premises and fixed assets (including capitalized leases)	-0-
Other real estate owned	-0-
Investments in unconsolidated subsidiaries and associated companies	-0-
Direct and indirect investments in real estate ventures	-0-
Intangible assets:	
Goodwill	7,756
Other intangible assets	-0-
Other assets	773
Total assets	30,323

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LIABILITIES

Deposits:	
In domestic offices	-0-
Noninterest-bearing	-0-
Interest-bearing	-0-
Federal funds purchased and securities sold under agreements to repurchase:	
Federal funds purchased in domestic offices	-0-
Securities sold under agreements to repurchase	-0-
Trading liabilities	-0-
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	-0-
Not applicable	
Not applicable	
Subordinated notes and debentures	-0-
Other liabilities	3,871
Total liabilities	3,871

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	500
Surplus (exclude all surplus related to preferred stock)	18,894
Retained earnings	7,058
Accumulated other comprehensive income	-0-
Other equity capital components	-0-
Total bank equity capital	26,452
Noncontrolling (minority) interests in consolidated subsidiaries	-0-
Total equity capital	26,452
Total liabilities and equity capital	30,323

I, Robert G. Marshall, Assistant Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Robert G. Marshall
Assistant Controller

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